UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 12, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 12, 2013, Annie’s, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, UBS Securities LLC, as sole underwriter (the “Underwriter”), and Solera Partners, L.P. and SCI Partners, L.P. (collectively, the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 2,537,096 shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Underwriter at a price of $47.95 per share (the “Offering”). The Offering is expected to close on November 18, 2013, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated November 12, 2013, to the prospectus, included in the Company’s registration statement on Form S-3 (File No. 333-189979), which was filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2013 and was declared effective on November 8, 2013.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Offering Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 12, 2013, by and among Annie’s, Inc., UBS Securities LLC, as sole underwriter, and Solera Partners, L.P. and SCI Partners, L.P., as selling stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: November 14, 2013	By:	/s/ John M. Foraker
John M. Foraker
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 12, 2013, by and among Annie’s, Inc., UBS Securities LLC, as sole underwriter, and Solera Partners, L.P. and SCI Partners, L.P., as selling stockholders